EXHIBIT 99.1


SYNTHETECH ACQUIRES PEPTIDE RESIN TECHNOLOGY FROM COLORADO BIOTECHNOLOGY
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Albany, Oregon, January 12, 2006: Synthetech, Inc. (OTC:NZYM.PK) has acquired the technology assets and customer lists of Colorado Biotechnology Associates, Incorporated (CBA) for a range of cross-linked and functionalized polymeric resins used widely in Solid Phase Peptide Synthesis (SPPS). Under the arrangement, Dr. Rodger Raubach, CBA's founder and principal owner, will transfer proprietary resin know-how to Synthetech, and serve as a consultant for scale-up, technical support, customer qualification and business development for a period of three years. The transferred technology includes the procedure to attach the specified terminal amino acid to the resin, a key value-added service to peptide customers. Synthetech plans to produce and have available for distribution resin batches within the next three months.

Synthetech's entry into the specialty resin market as a domestic supplier provides a growth opportunity for the company and also represents further implementation of its growth strategy to develop product lines that are supported by the company's core competencies.

Commenting on the transaction, M. `Sreeni' Sreenivasan, Synthetech's President & CEO, said, "SPPS resins represent a product line that is complementary to our established line of peptide building blocks, with a distinct overlap in the customer base. Dr. Raubach has developed unique know-how and an enviable reputation in the field of SPPS resins over the past couple of decades. We look forward to working with Dr. Raubach and firmly establishing Synthetech as a world class supplier of high quality resins. We believe that with Dr. Raubach's assistance, Synthetech is well positioned to rapidly enter this market." Dr. Raubach added, "With my desire to retire and wind up CBA, I believe there is no better choice to carry on the work I began in the resin field than Synthetech."

SPPS is a popular and efficient technique for peptide synthesis developed by Dr. Bruce Merrifield, who received the Nobel Prize for his pioneering work in this field.

ABOUT SYNTHETECH
Synthetech, Inc. is a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies. Synthetech develops and manufactures amino acid derivatives, specialty amino acids, peptide fragments, and proprietary custom chiral intermediates primarily for the pharmaceutical and cosmeceutical industries. Synthetech's products primarily support the development and manufacture of therapeutic peptides and peptidomimetic small molecule drugs at every stage of a customer's clinical development pipeline, and are used as ingredients in drugs for the treatment of AIDS, cancer, cardiovascular and other diseases, and in cosmeceuticals.

ABOUT COLORADO BIOTECHNOLOGY ASSOCIATES, INCORPORATED
CBA is one of the few businesses in the world with expertise in manufacturing SPPS resins and scavenger resins. CBA was founded in 1981 by Dr. Raubach in Boulder, Colorado. CBA's initial business was the synthesis of a variety of compounds used in peptide and protein chemistry. In 1985, Dr. Raubach began to specialize in resin chemistry. Dr. Raubach was the first to prepare MBHA resin in large, commercially useful quantities. By 1990, Dr. Raubach had developed technology for the commercial production of Wang-type resins and Wang-type resins with pre-loaded amino acid derivatives. Dr. Raubach has since pioneered the commercialization of many resins utilized in

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combinatorial chemistry. CBA has ceased operations and all of its intellectual property has been purchased by Synthetech.

FORWARD-LOOKING STATEMENTS
This press release includes "forward looking" information (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), including, without limitation, statements regarding: Synthetech's production and making available for distribution resin batches in the next three months; the future performance, results and growth prospects of Synthetech operations in the specialty resin market; and the establishment of Synthetech as a world class supplier of high quality resins. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," or words or phrases of similar meanings. Investors are cautioned that forward-looking statements involve risks and uncertainties, and various factors could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, the following: integration of the transferred assets and technology into Synthetech's existing operations; market acceptance of Synthetech's entry into the specialty resin market and Synthetech's limited capital resources and distribution network. Investors are urged to read Synthetech's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2005, for a further description of risks and uncertainties related to forward-looking statements made by Synthetech as well as to other aspects of its business. Synthetech does not intend to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect to them or any change in events, conditions or circumstances on which any such statement is based.

MORE INFORMATION:          Web site: www.synthetech.com
                           E-mail: investor@synthetech.com

CONTACT:                   M. "Sreeni" Sreenivasan, President & CEO
                           Gary Weber, CFO
                           PO Box 646
                           Albany, Oregon  97321
                           541 967-6575